U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): July 7, 2003

                         WORLD AM COMMUNICATIONS, INC.
           (Exact name of registrant as specified in its charter)

                                    NEVADA
           (State or jurisdiction of incorporation or organization)

                                   0-29897
                        (Commission File Number)

                                 59-3253968
                  (I.R.S. Employer Identification Number)

          1400 West 122nd Avenue, Suite 104, Westminster, Colorado
                    (Address of principal executive offices)

                                       80234
                                     (Zip Code)

                 Registrant's telephone number:  (303) 452-0022

                                       NONE
         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

On June 20, 2003, at a regularly scheduled meeting of the Board of Directors of World Am Communications, Inc. (the "Registrant"), Mr. Thomas E. Ferneau was named, and duly appointed to fill the vacant position on the Board of Directors created by Mr. Steven Zamzow declining to accept a board seat after his election at the last annual meeting.

Mr. Ferneau is a member of the Nebraska and American Bar
Associations, International Law and Securities Law Sections. He is currently active in overseas ventures involving business in Europe and China.

On July 2, 2003, Mr. Mitchell Vince was named President and Chief
Executive Officer of Isotec, Inc, a wholly owned subsidiary of World Am Communications, Inc.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

On July 1, 2003, the Registrant received notification from Mr. David E. Forbes of his resignation as a Director and Secretary of the World Am Communications, Inc. Mr. Forbes resigned to reportedly pursue other business and educational opportunities. There was no disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices. The Registrant accepted Mr. Forbes resignation on July 2, 2003. Mr. Willis Kollars, a Director, was appointed to replace Mr. Forbes as the Corporate Secretary.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit No.          Description

99.1     Copy of Mr. Forbes Letter of Resignation dated July 1, 2003

                                SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       World Am Communications, Inc.

Dated July 7, 2003                     By:  /s/James H. Alexander President


                                    Exhibit 99.1

TO:

James H. Alexander
Chief Executive Officer
World Am Communications, Inc.
1400 W. 122nd Avenue, Suite 104
Westminster, Colorado 80234

A.M. July 1st, 2003 Delivered by hand.

Resignation

With immediate effect I resign my position as Director and Company Secretary of World Am Communications Inc. Please ensure that all necessary notices are filed promptly with the United States Securities and Exchange Commission in this respect, and that all publicly available references to me in matter pertaining to my association with World Am Communications are amended to show that I am no longer a director of the company.

/s/ David Forbes
David Forbes